UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: June 26, 2003
(Date of earliest event reported)

Hanmi Financial Corporation

(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30421 (Commission File No.)	95-4788120 (I.R.S. Employer Identification No.)

3660 Wilshire Blvd. PH-A
Los Angeles, California 90010
(Address of Principal executive offices, including zip code)

(213) 382-2200
(Registrant’s telephone number, including area code)

ITEM 5. Other Events.

On June 26, 2003, Hanmi Financial Corp. issued a press release announcing the appointment of Mr. Jae Whan Yoo as President and Chief Executive Officer of Hanmi Financial Corporation and Hanmi Bank. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits

Exhibit
Number	Description of Exhibit

99.1	Press Release of Hanmi Financial Corporation, dated June 26, 2003, announcing the appointment of Mr. Jae Whan Yoo as President and Chief Executive Officer of Hanmi Financial Corporation and Hanmi Bank.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

Hanmi Financial Corporation

Date: June 27, 2003	By	/s/ YONG KU CHOE
	Name:	Yong Ku Choe
	Title:	Senior Vice President and
Chief Financial Officer
(principal financial and
accounting officer)

EXHIBIT INDEX

Item No.	Description

99.1	Press Release of Hanmi Financial Corporation, dated June 26, 2003, announcing the appointment of Mr. Jae Whan Yoo as President and Chief Executive Officer of Hanmi Financial Corporation and Hanmi Bank.